Exhibit 99.B1

                            ARTICLES OF INCORPORATION
                                       OF
                            SECURITY CASH FUND, INC.


      FIRST.  The name of the corporation is:

                            Security Cash Fund, Inc.

      SECOND. The address of its registered office in the State of Kansas is Security Benefit Life Building, 700 Harrison Street, in the City of Topeka, County of Shawnee. The name of its registered agent at such address is Security Management Company, Inc.

      THIRD. The nature of the business or objects or purposes to be conducted, transacted, promoted or carried on by the corporation is:

            (a) To engage in the business of an investment company and mutual fund and to hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, trade, purchase on margin, sell, sell short, assign, pledge, hypothecate, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Article, without limitation of the generality, thereof, be deemed to include any stocks, bonds, shares, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities; and

            (b) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Code of the State of Kansas.

      In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the corporation.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of common stock, of the par value of Ten Cents ($0.10) per share.

      All shares of stock of the corporation of any class or series shall be non assessable.

      No holder of any shares of stock of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

      The corporation, pursuant to a resolution by the board of directors and without the vote or consent of stockholders of the corporation, shall have the right to redeem at net asset value all shares of capital stock of the corporation in any stockholder account in which there are fewer than 500 shares. Such resolution shall set forth that redemption of shares in such accounts has been determined to be in the economic best interests of the corporation or necessary to reduce disproportionately burdensome expenses in servicing stockholder accounts. Such resolution shall provide that prior notice of at least six months shall be given to a stockholder before such redemption of shares, and that the stockholder will have thirty (30) days (or such longer period as specified in the resolution) from the date of the notice to avoid such redemption by increasing his account to at least 500 shares, or such fewer shares as is specified in the resolution.

      FIFTH.  The name and mailing address of the incorporator as follows:

NAME                           ADDRESS
                               700 Harrison Street
Larry D. Armel                 Topeka, Kansas 66636

The number of directors of the corporation shall be fixed by or in the manner provided in the bylaws. The names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

NAME                           ADDRESS
Everett S. Gille               700 Harrison
                               Topeka, Kansas 66636

Robert E. Jacoby               700 Harrison
                               Topeka, Kansas 66636

Mark L. Morris Jr., DVM        5500 S.W. 7th Street
                               Topeka, Kansas 66606

Harold S. Worswick             635 Kansas Avenue
                               Topeka, Kansas 66603

John O. Tollefson              Kansas University School of Business
                               Lawrence, Kansas 66044

      SIXTH.  The corporation is to have perpetual existence.

      SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

      EIGHTH. Elections of directors need not be by ballot unless the bylaws of the corporation so provide.

      NINTH. The bylaws of the corporation may from time to time be altered, amended or repealed, or new bylaws may be adopted, in any of the following ways:
(i) by the holders of a majority of the outstanding shares of stock of the corporation entitled to vote, or (ii) by a majority of the full board of directors and any change so made by the stockholders may thereafter be further changed by a majority of the directors; provided, however, that the power of the board of directors to alter, amend or repeal bylaws, or to adopt new bylaws, may be denied as to any bylaws or portion thereof by the stockholders if at the time of enactment the stockholders shall so expressly provide.

      TENTH. The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

      ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901 or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      TWELFTH. Except as may be otherwise provided by statute, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the corporation shall not be obligated to recognize any equitable or other claim to interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person," a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the corporation shall have either actual or constructive notice of the interest of such person.

      THIRTEENTH. Meetings of stockholders may be hold within or without the State of Kansas, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of Kansas) outside the State of Kansas at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

      FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      The undersigned, for the purpose of forming a corporation under the General Corporation Code of the State of Kansas, does hereby execute these Articles, and does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly has executed these Articles this 21st day of March, 1980.

           LARRY D. ARMEL
-------------------------------------
           Larry D. Armel


STATE OF KANSAS      )
                     ) SS.
COUNTY OF SHAWNEE    )

      BE IT REMEMBERED, that on this 21st day of March, 1980, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Larry D. Armel, who duly acknowledged before me that he executed the foregoing instrument.

      IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.

          LOIS J. HEDRICK
-------------------------------------
   Notary Public in and for said
          County and State


(NOTARIAL SEAL)

My commission expires January 8, 1984.

            CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                            SECURITY CASH FUND, INC.


STATE OF KANSAS      )
                     ) SS.
COUNTY OF SHAWNEE    )

      We, Everett S. Gille, President, and Larry D. Armel, Secretary of Security Cash Fund, Inc., a corporation organized and existing under the laws of the State of Kansas, and whose registered office is 700 Harrison, Topeka, Shawnee, Kansas, do hereby certify that by unanimous consent of the Board of Directors of said corporation dated the 28th day of October, 1980, said board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declared its advisability, to wit:

      RESOLVED, that this Board of Directors deems it advisable and in the best interest of the Fund to alter its corporate name, and that the Articles of Incorporation of the Fund be amended by deleting Article FIRST in its entirety, and by inserting, in lieu thereof, the following new Article
      FIRST:

      FIRST.            The name of the Corporation is:
                               Security Cash Fund

      FURTHER RESOLVED, that the foregoing proposed amendment to the Articles of Incorporation of the Fund be presented to the stockholders of the Fund for consideration at a special meeting of stockholders to be held on October 28, 1980.

      That thereafter, pursuant to said resolution and in accordance with the by-laws and the laws of the State of Kansas, said directors called a meeting of stockholders for the consideration of said amendment, and thereafter, pursuant to said notice and in accordance with the statutes of the State of Kansas, on the 28th day of October, 1980, said stockholders met and convened and considered said proposed amendment.

      That at said meeting the stockholders entitled to vote did vote upon said amendment, and the majority of voting stockholders of the corporation had voted for the proposed amendment certifying that the votes were 125,000 shares in favor of the proposed amendment and No shares against the amendment.

      That said amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

      That the capital of said corporation will not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation this 31st day of October, 1980.

          EVERETT S. GILLE
-------------------------------------
             President


           LARRY D. ARMEL
-------------------------------------
             Secretary
[SEAL]


STATE OF KANSAS      )
                     ) SS.
COUNTY OF SHAWNEE    )

      Be it remembered, that before me Sue Lynn a Notary Public in and for the County and State aforesaid, came Everett S. Gille President, Larry D. Armel Secretary, of Security Cash Fund, Inc. a corporation, personally known to me to be the persons who executed the foregoing instrument of writing as President and Secretary respectively, and duly acknowledged the execution of the same this 31st day of October 1980.

              SUE LYNN
-------------------------------------
           Notary Public
[SEAL]

My commission or appointment expires September 2, 1984.

Submit to this office in duplicate A fee of $20.00 must accompany this form.

            CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                               SECURITY CASH FUND


STATE OF KANSAS      )
                     ) ss.
COUNTY OF SHAWNEE    )

      We, Everett S. Gille, President, and Larry D. Armel, Secretary of Security Cash Fund, a corporation organized and existing under the laws of the State of Kansas, and whose registered office is 700 Harrison Street, Topeka, Shawnee County, Kansas, do hereby certify that at the regular meeting of the board of directors of said corporation held on the 12th day of March, 1982, said board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declared its advisability, to wit:

      RESOLVED, that the articles of incorporation of Security Cash Fund, as heretofore amended, be further amended by deleting the first paragraph of Article FOURTH and by inserting, in lieu thereof, the following:

            "FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Two Billion (2,000,000,000) shares of common stock, of the par value of Ten Cents ($0.10) per share."

      FURTHER RESOLVED, that the board of directors of this corporation hereby declares the advisability of the foregoing amendment to the articles of incorporation of this corporation and hereby recommends that the stockholders of this corporation adopt said amendment.

      FURTHER RESOLVED, that at the annual meeting of the stockholders of this corporation to be held at the offices of the corporation in Topeka, Kansas, on May 7, 1982, beginning at 10:00 a.m. on that day, the matter of the aforesaid proposed amendment to the articles of incorporation of this corporation shall be submitted to the stockholders entitled to vote thereon.

      FURTHER RESOLVED, that in the event the stockholders of this corporation shall approve and adopt the proposed amendment to the articles of incorporation of this corporation as heretofore adopted and recommended by this board of directors, the appropriate officers of this corporation be, and they hereby are authorized and directed, for and in behalf of this corporation, to make, execute, verify, acknowledge and file or record in any and all appropriate governmental offices any and all certificates and other instruments, and to take any and all other action as may be necessary to effectuate the said proposed amendment to the articles of incorporation of this corporation.

      That thereafter, pursuant to said resolution and in accordance with the bylaws and the laws of the State of Kansas, said directors called a meeting of stockholders for the consideration of said amendment, and thereafter, pursuant to said notice and in accordance with the statutes of the State of Kansas, on the 7th day of May, 1982, said stockholders met and convened and considered said amendment.

      That at said meeting the stockholders entitled to vote did vote upon said amendment, and the majority of voting stockholders of the corporation had voted for the proposed amendment certifying that the votes were 50,974,136 shares in favor of the proposed amendment and 1,810,538 shares against the amendment.

      That said amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

      That the capital of said corporation will not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation this 10th day of May, 1982.

[CORPORATE SEAL]                                     EVERETT S. GILLE
                                            ------------------------------------
                                                Everett S. Gille, President

                                                      LARRY D. ARMEL
                                            ------------------------------------
                                                 Larry D. Armel, Secretary


STATE OF KANSAS      )
                     ) SS.
COUNTY OF SHAWNEE    )

      Be it remembered, that before me, Lois J. Hedrick, a Notary Public in and for the County and State aforesaid, came Everett S. Gille, President, and Larry
D. Armel, Secretary, of Security Cash Fund, a corporation, personally known to me to be the persons who executed the foregoing instrument of writing as president and secretary, respectively, and duly acknowledged the execution of the same this 10th day of May 1982.

[SEAL]                                                LOIS J. HEDRICK
                                            ------------------------------------
                                                       Notary Public

My commission or appointment expires January 8, 1984.

SUBMIT TO THIS OFFICE IN DUPLICATE A FEE OF $20.00 MUST ACCOMPANY THIS FORM.

            CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                               SECURITY CASH FUND


STATE OF KANSAS   )
                  ) ss.
County of Shawnee )

      We, Everett S. Gille, President, and Lois J. Hedrick, Assistant Secretary, of Security Cash Fund, a corporation organized and existing under the laws of the State of Kansas, and whose registered office is Security Benefit Life Building, 700 Harrison Street, Topeka, Shawnee Kansas, do hereby certify that at the regular meeting of the board of directors of said corporation held on the 6th day of May, 1983, said board adopted a resolution setting forth the following amendment to the articles of incorporation and declared its advisability, to-wit:

      RESOLVED, that the articles of incorporation of Security Cash Fund, as heretofore amended, be further amended by deleting Article FOURTH in its entirely and by inserting, in lieu thereof, the following new Article
      FOURTH:

            "FOURTH: (1) The total number of shares of stock which the corporation shall have authority to issue is Two Billion (2,000,000,000) shares of common stock, of the par value of Ten Cents ($.10) per share. The board of directors shall have the power to fix the consideration to be received by the corporation for any and all shares of stock issued by the corporation, but at no less than the par value thereof. Subject to the following provisions, the board of directors of the corporation is expressly authorized to cause shares of common stock of the corporation, authorized above, to be issued in one or more additional series and to increase or decrease the number of shares so authorized to be issued in any series.

            (2) Immediately upon the effectiveness of this amendment, the corporation shall issue its common stock, par value Ten Cents ($.10) per share, in two series to be designated respectively as the 'Corporate Series' and the 'U.S. Government Series'. The corporation shall initially have authority to issue 500,000,000 shares of common stock in the Corporate Series and 500,000,000 shares of common stock in the U.S. Government Series.

            (3) Immediately upon the effectiveness of this amendment, all issued and outstanding shares of common stock of the corporation shall, without any action on the part of the holders thereof, be reclassified, and such stock and the rights of the holders thereof shall be changed by hereby exchanging such shares into shares of common stock of the aforementioned Corporate Series of the corporation, and any outstanding stock certificates heretofore representing shares of common stock of the corporation shall be deemed to hereafter represent a like number of shares of common stock of the Corporate Series of the corporation.

            (4) The preferences, rights, privileges, and restrictions of the shares of each such series shall be as follows:

                 (a) Except as set forth below and as may be hereafter established by the board of directors of the corporation, all shares of the corporation, regardless of series, shall be equal.

                 (b) (i) Outstanding shares of each designated series shall represent a stockholder interest in a particular fund of assets held by the corporation, which fund shall be invested and reinvested in accordance with policies and objectives established by the board of directors. Immediately upon the effectiveness of this amendment all cash, securities and other property which the corporation has at the time this amendment becomes effective, all revenues and income which are receivable with respect to such cash, securities and other property at the time this amendment becomes effective, and all proceeds which are receivable at the time this amendment becomes effective as a result of the sale, exchange, liquidation, or other disposition of any of the foregoing, shall be allocated to the Corporate Series and held for the benefit of the stockholders owning shares of such series. Immediately upon the effectiveness of this amendment, all losses, liabilities and expenses (including accrued liabilities and expenses) which the corporation has at the time this amendment becomes effective shall be allocated and charged to the Corporate Series.

                     (ii) All cash and other property received by the corporation from the sale of shares of a particular series, all securities and other property held as a result of the investment and reinvestment of such cash and other property, all revenues and income received or receivable with respect to such cash, other property, investments and reinvestments, and all proceeds derived from the sale, exchange, liquidation or other disposition of any of the foregoing, shall be allocated to the series to which they relate and held for the benefit of the stockholders owning shares of such series. Immediately upon the effectiveness of this amendment, all of the shares of common stock of the Corporate Series which are then issued and outstanding shall be deemed to have been sold in exchange for, and the corporation shall be deemed to have received as a result of such sale, all of the cash, securities, other property, and receivables which have been allocated to the Corporate Series pursuant to Subsection 4(b)(i) of this Article FOURTH.

                     (iii) All losses, liabilities and expenses of the corporation (including accrued liabilities and expenses and such reserves as the board of directors may determine are appropriate) shall be allocated and charged to the series to which such loss, liability or expense relates. Where any loss, liability or expense relates to more than one series, the board of directors shall allocate the same between or among such series prorated based on the respective net asset values of such series or on such other basis as the board of directors deems appropriate.

                     (iv) All allocations made hereunder by the board of directors shall be conclusive and binding upon all stockholders and upon the corporation.

            (5) Each share of stock of a designated series shall have the same preferences, rights, privileges and restrictions as each other share of stock of that series. Each fractional share of stock of a series proportionately shall have the same preferences, rights, privileges and restrictions as a whole share.

            (6) Dividends may be paid when, as, and if declared by the board of directors out of funds legally available therefor. Dividends shall be declared and paid with respect to a particular series and shall be allocated to such series. Stockholders of the same series shall share in dividends declared and paid with respect to such series prorata based on their ownership of shares of such series. Whenever dividends are declared and paid with respect to any series, the holders of shares of other series shall have no rights in or to such dividends.

            (7) In the event of liquidation, stockholders of each designated series shall be entitled to share in the assets of the corporation that are allocated to such series and that are available for distribution to the stockholders of such series. Liquidating distributions shall be made to the stockholders of each series prorata based on their share ownership of such series.

            (8) At all meetings of stockholders, each stockholder of the corporation shall be entitled to one vote in person or by proxy on each matter submitted to a vote at such meeting for each share of common stock standing in his name on the books of the corporation on the date, fixed in accordance with the bylaws, for determination of stockholders entitled to vote at such meeting. At all elections of directors, each stockholder shall be entitled to as many votes as shall equal the number of shares of stock multiplied by the number of directors to be elected, and he may cast all such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit. Notwithstanding the foregoing, (i) if any matter is submitted to the stockholders which does not affect the investment policies or objectives of all designated series, then only stockholders of the affected series shall be entitled to vote and (ii) in the event the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, shall require a greater or different vote than would otherwise be required hereunder or by the articles of incorporation of the corporation, such greater or different voting requirement shall also be satisfied.

            (9) Each stockholder of the corporation shall have the right to require the corporation to purchase part or all of the shares held by each such stockholder at a price per share equal to the per share net asset value of such shares as determined by the board of directors of the corporation or in accordance with procedures established by the board of directors and in compliance with applicable statutes and regulations. Any shares of the corporation purchased as a result of a stockholder exercising the right granted in the immediately preceding sentence, shall, subject to filing such instruments and documents as the laws of the State of Kansas may require, upon such purchase automatically and without the necessity of further action on the part of the board of directors or stockholders of the corporation, be retired, and thereupon such shares shall be returned to the status of authorized and unissued shares of common stock of the series to which they belong, and the capital of the corporation shall be reduced by an amount equal to the par value of such shares and the surplus of the corporation shall be reduced by the amount of cash paid by the corporation to such stockholder in excess of such par value."

      FURTHER RESOLVED, that the board of directors of this corporation hereby declares the advisability of the foregoing amendment to the articles of incorporation of this corporation and hereby recommends that the stockholders of this corporation adopt said amendment.

      FURTHER RESOLVED, that at the annual meeting of the stockholders of this corporation, to be held at the offices of the corporation in Topeka, Kansas, on May 6, 1983, beginning at 10:00 a.m., the matter of the aforesaid proposed amendment to the articles of incorporation of this corporation shall be submitted to the stockholders entitled to vote thereon.

      FURTHER RESOLVED, that in the event the stockholders of this corporation shall approve and adopt the proposed amendment to the articles of incorporation of this corporation as heretofore adopted and recommended by this board of directors, the appropriate officers of this corporation be, and they hereby are authorized and directed, for and in behalf of this corporation, to make, execute, verify, acknowledge and file or record in any and all appropriate governmental offices any and all certificates and other instruments, and to take any and all other action as may be necessary to effectuate the proposed amendment to the articles of incorporation of this corporation.

      That thereafter, pursuant to said resolution and in accordance with the bylaws and the laws of the State of Kansas, said directors called a meeting of stockholders for the consideration of said amendment, and thereafter, pursuant to said notice and in accordance with the statutes of the State of Kansas, on the 6th day of May, 1983, said stockholders met and convened and considered said proposed amendment.

      That at said meeting the stockholders entitled to vote did vote upon said amendment, and the majority of voting stockholders of the corporation had voted for the proposed amendment certifying that the votes were

         32,751,848   Common Stock shares in favor of the proposed amendment,
          1,193,753   Common Stock shares against the amendment, and
                -0-   Common Stock abstained from voting on the amendment.

      That said amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

      That the capital of said corporation will not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation this 9th day of May, 1983.

          EVERETT S. GILLE
-------------------------------------
Everett S. Gille, President


          LOIS J. HEDRICK
-------------------------------------
Lois J. Hedrick, Assistant Secretary


STATE OF KANSAS      )
                     ) ss.
COUNTY OF SHAWNEE    )

      Be it remembered, that before me,
__________________________________________, a Notary Public in and for the
County and State aforesaid, came Everett S. Gille, President, and Lois J. Hedrick, Assistant Secretary, of Security Cash Fund, a corporation, personally known to me to be the persons who executed the foregoing instrument of writing as President and Assistant Secretary respectively, and duly acknowledged the execution of the same this 9th day of May 1983.

[SEAL]                                                VICKIE JACQUES
                                            ------------------------------------
                                            Notary Public
                                            Commission Expires:  6/3/86
Submit to this office in duplicate.

A fee of $20.00 must accompany this form.

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                               SECURITY CASH FUND


      We, Michael J. Provines, President, and Amy J. Lee, Secretary, of the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

      RESOLVED, that the Articles of Incorporation of Security Cash Fund, as heretofore, amended, be further amended by adding the following new Article FIFTEENTH:

            "A director shall not be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this sentence shall not eliminate nor limit the liability of a director:

      A. for any breach of his or her duty of loyalty to the corporation or to its stockholders;
      B. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
      C. for an unlawful dividend, stock purchase or redemption under the provisions of Kansas Statutes Annotated (K.S.A.) 17-6424 and amendments thereto; or
      D. for any transaction from which the director derived an improper personal benefit."

      We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

      We further certify that at the meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment.

      We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

      We further certify that the capital of said corporation will not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation this 21st day of June, 1988.

        MICHAEL J. PROVINES
-------------------------------------
   Michael J. Provines, President


             AMY J. LEE
-------------------------------------
       Amy J. Lee, Secretary

STATE OF KANSAS      )
                     ) ss.
COUNTY OF SHAWNEE    )

      Be it remembered, that before me, a Notary Public in and for the aforesaid county and state, personally appeared Michael J. Provines, President, and Amy J. Lee , Secretary, of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 21st day of June 1988.

[SEAL]                                               CONNIE BRUNGARDT
                                            ------------------------------------
                                                       Notary Public

                      My appointment or commission expires:  November 30, 1991

                  PLEASE SUBMIT THIS DOCUMENT IN DUPLICATE.
                             WITH $20 FILING FEE TO:

                               Secretary of State
                            2nd Floor, State Capitol
                              Topeka, KS 66612-1594
                                 (913) 296-2236

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                               SECURITY CASH FUND

We, John D. Cleland, President, and Amy J. Lee, Secretary, of Security Cash Fund, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted a resolution setting forth the following amendment to the Articles of incorporation and declaring its advisability:

                             See attached amendment

We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

We further certify that at the meeting a majority of the stockholders entitled to vote, voted in favor of the proposed amendment.

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation this 21st day of December, 1994.

          JOHN D. CLELAND
-------------------------------------
     John D. Cleland, President


             AMY J. LEE
-------------------------------------
       Amy J. Lee, Secretary

STATE OF KANSAS      )
                     )ss.
COUNTY OF SHAWNEE    )

BE IT REMEMBERED that before me, a Notary Public in and for the aforesaid county and state, personally appeared John D. Cleland, President, and Amy J. Lee, Secretary, of Security Cash Fund, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledge the execution of the same this 21st day of December, 1994.

         JUDITH M. RALSTON
-------------------------------------
     Judith M. Ralston, Notary
[SEAL]

My Commission Expires January 1, 1995.

      PLEASE SUBMIT THIS DOCUMENT IN DUPLICATE, WITH $20 FILING FEE TO:

Secretary of State
2nd Floor, State
Capitol
Topeka, KS 66612-1594
(913) 296-4564

                               SECURITY CASH FUND

The Board of Directors of Security Cash Fund recommends that the Articles of Incorporation be amended by deleting the first paragraph of Article Fourth and by inserting, in lieu thereof, the following new Article:

FOURTH: (1) The total number of shares which the corporation shall have authority to issue shall be five billion (5,000,000,000) shares of common stock, of the par value of ten cents ($0.10) per share. The board of directors of the corporation shall have the power to fix the consideration to be received by the corporation for any and all shares of stock issued by the corporation, but at no less than the par value thereof. Subject to the following provisions, the board of directors of the corporation is expressly authorized to cause shares of common stock of the corporation, authorized above, to be issued in one or more additional series and to increase or decrease the number of shares so authorized to be issued in any series.

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                               SECURITY CASH FUND

We, John D. Cleland, President, and Amy J. Lee, Secretary, of Security Cash Fund, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a regular meeting of the Board of Directors of said corporation, held on the 2nd day of February, 1996, the board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

                                    RESOLVED

The Board of Directors of Security Cash Fund approves the amendment of the Articles of Incorporation by deleting the first paragraph of Article Fourth and by inserting, in lieu thereof, the following new Article:

FOURTH: (1) The corporation shall have authority to issue an indefinite number of shares of common stock, of the par value of ten cents ($0.10) per share. The board of directors of the corporation shall have the power to fix the consideration to be received by the corporation for any and all shares of stock issued by the corporation, but at no less than the par value thereof. Subject to the following provisions, the board of directors of the corporation is expressly authorized to cause shares of common stock of the corporation, authorized above, to be issued in one or more additional series and to increase or decrease the number of shares so authorized to be issued in any series.

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation this 2nd day of February, 1996.


          JOHN D. CLELAND
-------------------------------------
     John D. Cleland, President


             AMY J. LEE
-------------------------------------
       Amy J. Lee, Secretary

[SEAL]

STATE OF KANSAS      )
                     )ss.
COUNTY OF SHAWNEE    )


BE IT REMEMBERED, that before me, L. Charmaine Lucas, a Notary Public in and for the aforesaid county and state, personally appeared John D. Cleland, President and Amy J. Lee, Secretary, of Security Cash Fund who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 2nd day of February, 1996.

         L. CHARMAINE LUCAS
-------------------------------------
     L. Charmaine Lucas, Notary

My Commission Expires:  04/01/98

      PLEASE SUBMIT THIS DOCUMENT IN DUPLICATE, WITH $20 FILING FEE TO:

Secretary of State
2nd Floor, State
Capitol
Topeka, KS 66612-1594
(913) 296-4564